Exhibit 21.1
Euronet Worldwide, Inc. Subsidiaries

As of December 31, 2013, Euronet's wholly owned subsidiaries were:

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▪	EFT Services Holding B.V., incorporated in the Netherlands

▪	Euronet Banktechnikai Szolgaltato Kft., incorporated in Hungary

▪	Euronet Services Kft., incorporated in Hungary

▪	Euronet Polska Spó³ka z o.o., incorporated in Poland

▪	EFT-Usluge d o.o., incorporated in Croatia

▪	Euronet Services spol. s.r.o., incorporated in the Czech Republic

▪	Euronet Services SRL, incorporated in Romania

▪	Euronet USA, LLC, incorporated in Arkansas, U.S.A.

▪	Euronet Services Slovakia, spol. s r.o., incorporated in Slovakia

▪	epay Limited, incorporated in England and Wales

▪	e-pay Holdings Limited, incorporated in England and Wales

▪	epay Australia Pty Ltd, incorporated in New South Wales, Australia

▪	epay Australia Holdings Pty Ltd, incorporated in Victoria, Australia

▪	epay New Zealand Ltd, incorporated in New Zealand

▪	transact Elektronische Zahlungssysteme GmbH, incorporated in Germany

▪	Delta Euronet GmbH, incorporated in Germany

▪	PaySpot, Inc., incorporated in Delaware, U.S.A.

▪	Euronet Telerecarga S.L., incorporated in Spain

▪	Euronet Services d.o.o., incorporated in Serbia

▪	Euronet Card Services, S.A., incorporated in Greece

▪	EWI Foreign Holdings Limited, incorporated in Cyprus

▪	Euronet Asia Holdings Limited, incorporated in Hong Kong

▪	Euronet Services India Private Limited, incorporated in India

▪	Euronet Software UK Limited, incorporated in England and Wales

▪	Euronet Ukraine LLC, incorporated in Ukraine

▪	Euronet Bulgaria EOOD, incorporated in Bulgaria

▪	Euronet Pay and Transaction Services SRL, incorporated in Italy

▪	Euronet Business Holdings S.L., incorporated in Spain

▪	RIA Spain Holdings S.L., incorporated in Spain

▪	RIA Envia, Inc., incorporated in Delaware, U.S.A.

▪	Continental Exchange Solutions, Inc., incorporated in Delaware, U.S.A.

▪	RIA Telecommunications of New York, Inc., incorporated in New York, U.S.A.

▪	RIA Envia Financial Services GmbH, incorporated in Germany

▪	RIA Financial Services Ltd., incorporated in England and Wales

▪	RIA Telecommunications of Canada Inc., incorporated in Canada

▪	RIA Italia SRL, incorporated in Italy

▪	RIA Financial Services Australia Pty. Ltd., incorporated in Australia

▪	RIA Payment Institution EP, S.A., incorporated in Spain

▪	RIA Financial Services Puerto Rico, Inc., incorporated in Puerto Rico

▪	RIA de la Hispaniola, C.PorA, incorporated in Dominican Republic

▪	RIA France, SAS, incorporated in France

▪	RIA Financial Services New Zealand Ltd., incorporated in New Zealand

▪	RIA Envia Financial Services Belgium, SPRL, incorporated in Belgium

▪	RIA de Centroamérica, S.A. de C.V., incorporated in El Salvador

▪	RIA Financial Services AG, incorporated in Switzerland

▪	Euronet Services Schweiz GmbH, incorporated in Switzerland

▪	Continental Payment Solutions, Inc., incorporated in California, U.S.A.

▪	Omega Logic Ltd., incorporated in England and Wales

▪	Euronet Elektronik Islem Hizmetleri Limited Sirketi, incorporated in Turkey

▪	Euronet Prepaid Hellas LLC, incorporated in Greece

▪	Euronet Payment Services Ltd., incorporated in England and Wales

▪	Euronet 360 Finance Ltd., incorporated in England and Wales

▪	Gescoro Inc., incorporated in Canada

▪	XBA Szolgaltato Kft., incorporated in Hungary

▪	RIA Money Transfer Services Private Limited, incorporated in India

▪	Euronet Middle East, Africa & Pakistan LLC, incorporated in Egypt

▪	RIA Netherlands Holding B.V., incorporated in the Netherlands

▪	RIA Financial Services Netherlands B.V., incorporated in the Netherlands

▪	RIA Financial Services, Denmark ApS, incorporated in Denmark

▪	RIA Financial Services Ireland Limited, incorporated in Ireland

▪	RIA Financial Services Sweden AB, incorporated in Sweden

▪	Euronet Pakistan Holdings, Inc., incorporated in Delaware, U.S.A.

▪	EFT Americas, Inc., incorporated in Delaware, U.S.A.

▪	Telecomnet LLC, incorporated in Delaware, U.S.A.

▪	Telecom Net S.A. Logistica Digital, incorporated in Brazil

▪	Ria Chile Servicios Financieros SpA, incorporated in Chile

▪	RIA Financial Services Norway AS, incorporated in Norway

▪	epay Digital SAS, incorporated in France

▪	cadooz GmbH, incorporated in Germany

▪	cadooz rewards GmbH, incorporated in Germany

▪	cadooz GmbH, incorporated in Austria

▪	Smart PayNetwork SA, incorporated in Romania

▪	RIA Deutschland GmbH, incorporated in Germany

▪	Euronet Middle East W.L.L., incorporated in Bahrain

▪	epay (Shanghai) Technology Development Co., Ltd. d.b.a. epay China, incorporated in the People’s Republic of China

▪	Pure Commerce Pty Ltd, incorporated in Australia

▪	PFX Pty Ltd, incorporated in Australia

▪	Pure Commerce Japan Pty Ltd, incorporated in Australia

▪	Pure-Commerce Ltd, incorporated in the Isle of Man

▪	Pure Commerce Korea YH, incorporated in Korea

▪	Pure Commerce (S) Pte. Ltd., incorporated in Singapore

▪	Pure Commerce Shared Service Ptd. Ltd., incorporated in Singapore

▪	Pure Processing Pte. Ltd., incorporated in Singapore

▪	ATX Software Ltd., incorporated in England and Wales

▪	Euronet Services Malaysia Sdn. Bhd., incorporated in Malaysia

▪	Ria Money Transfer, S.A. de C.V., incorporated in Mexico

As of December 31, 2013, Euronet also had shareholdings in the following companies that are not wholly owned:

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▪	PT G4S Euronet Indonesia, incorporated in Indonesia, of which 47.02% of the shares are owned by EFT Services Holding B.V.

▪	Euronet Services LLC incorporated in Russia, of which 95% is owned by EFT Services Holding B.V.

▪	Euronet Movilcarga S.L., incorporated in Spain, of which 80% is owned by Euronet Telerecarga S.L.

▪	Jiayintong (Beijing) Technology Development Co. Ltd. d.b.a. Euronet China, incorporated in the People’s Republic of China, of which 75% is owned by Euronet Asia Holdings Limited

▪	Euronet ETT (China) Co. Ltd., incorporated in the People’s Republic of China, of which 49% is owned by Euronet Asia Holdings Limited

▪	Cashlink Bangladesh Ltd., incorporated in Bangladesh, of which 10% is owned by EFT Services Holding B.V.

▪	Electronic Transactions Network Ltd., incorporated in Bangladesh, of which 10% is owned by Cashlink Bangladesh Ltd.

▪	ATX Middle East FZC, incorporated in the United Arab Emirates, of which 51% is owned by EFT Services Holding B.V.

▪	ATX Software Middle East FZ-LLC (UAE), incorporated in the United Arab Emirates, of which the Euronet group holds a 51% interest

▪	Euronet Pakistan (Pvt.) Limited, incorporated in Pakistan, of which 70% is owned by Euronet Pakistan Holdings, Inc.

▪	Universal Solution Providers FZ-LLC, incorporated in the United Arab Emirates, of which 51% is owned by EFT Services Holding B.V.